EXHIBIT 23.1


                                [GRAPHIC OMITED]

MANNING ELLITT                        |   11th floor, 1050 West Pender Street,
                                      |   Vancouver, BC, Canada V6E 3S7
CHARTERED ACCOUNTANTS                 |   Phone: 604.714.3600  Fax: 604.714.3669
                                      |   Web: manningelliot.com


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our report dated August 20, 2002, in Amendment No. 12 to the Registration Statement (Form SB-2) and related Prospectus of Netco Investments Inc. for the registration of shares of its common stock.


/s/  "Manning  Elliott"


MANNING  ELLIOTT

CHARTERED  ACCOUNTANTS

Vancouver, Canada

June 24, 2004



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